EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the New Ireland Fund, Inc. for the period ended April 30, 2020 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the New Ireland Fund, Inc. for the stated period.

/s/ Sean Hawkshaw		/s/ Derval Murray
Sean Hawkshaw President, The New Ireland Fund, Inc.		Derval Murray Treasurer, The New Ireland Fund, Inc.

Dated:	6/25/2020

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by The New Ireland Fund, Inc. for purposes of Section 18 of the Securities Exchange Act of 1934.